EXHIBIT 99.1
Tekelec Announces Q2 2010 Operating Results
•	Revenues of $109.5 million;

•	Gross Margin of 63%, and non-GAAP Gross Margin of 67% (as reconciled below);

•	Operating Margin of 12%, and non-GAAP Operating Margin of 23% (as reconciled below);

•	Diluted EPS of $0.14 per share, and non-GAAP Diluted EPS of $0.25 per share (as reconciled below);
MORRISVILLE, N.C. — August 5, 2010 — Tekelec (NASDAQ: TKLC), the session and mobile data management company, today announced earnings for the second quarter of 2010.
2010 Second Quarter Results from Operations
Revenue for the second quarter of 2010 was $109.5 million, down 4% compared to $114.2 million for the second quarter of 2009. The Company’s orders were $72.1 million for the quarter, down 31% from the second quarter of 2009. Order input was down primarily due to a reduction in SS7 and SIGTRAN orders in emerging markets, including ongoing delays caused by security-related regulations imposed by the Indian government. As of June 30, 2010, backlog was $271.6 million compared to $308.4 million as of March 31, 2010 and $353.3 million as of June 30, 2009.
Gross margins for the second quarter of 2010 were 63%, compared to 67% in the second quarter of 2009. Non-GAAP gross margins for the second quarter of 2010 were 67%, compared to 68% for the second quarter of 2009. Please refer to the attached reconciliations of the non-GAAP financial measures referred to in this release to the most directly comparable GAAP measures.
The Company reported net income for the second quarter of 2010 of $9.4 million, or $0.14 per diluted share, compared to earnings in the second quarter of 2009 of $9.8 million, or $0.14 per diluted share. Operating margins were 12% for the second quarter of 2010 down from 17% for the second quarter of 2009.
On a non-GAAP basis, net income for the second quarter of 2010 was $17.4 million, or $0.25 per diluted share, compared to $16.8 million, or $0.25 per diluted share, for the second quarter of 2009. Non-GAAP operating margins for the second quarter of 2010 were 23%, compared to 22% for the second quarter of 2009.
Year-to-Date Results
For the first six months of 2010, revenue was $225.5 million, down 2% compared to $230.8 million for the first six months of 2009. For the first six months of 2010, the Company’s orders were $128.8 million, down 25% compared to $172.7 million for the first six months of 2009.
On a GAAP basis, the Company reported net income of $23.1 million, or $0.34 per diluted share, for the first six months of 2010, compared to $22.1 million, or $0.33 per diluted share, for the first six months of 2009. GAAP operating margins were 15% and 16% for the six months ended June 30, 2010 and 2009, respectively.
On a non-GAAP basis, net income for the first six months of 2010 was $35.4 million, or $0.51 per diluted share, compared to $32.8 million, or $0.49 per diluted share, for the first six months of 2009. Non-GAAP
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operating margins for the first six months of 2010 were 23% compared to 21% for the first six months of 2009.
Balance Sheet and Liquidity
As of June 30, 2010, the Company’s consolidated cash and cash equivalents totaled $226.3 million, compared to cash, cash equivalents and short-term investments of $386.8 million at March 31, 2010. The Company’s remaining auction rate securities were redeemed at par plus accrued interest during the second quarter. The decrease in cash and cash equivalents during the second quarter of 2010 reflects the acquisitions of Camiant and Blueslice in May 2010. Cash flows from operations were $6.4 million for the second quarter of 2010, compared to $12.8 million for the second quarter of 2009. Working capital at June 30, 2010 decreased to $295.5 million from $463.6 million at March 31, 2010 primarily as a result of the cash used in the acquisitions of Camiant and Blueslice.
2010 Full Year Guidance
We believe that full year revenues will range between $430 million and $450 million and non-GAAP gross margins will be in the mid sixty percent range. Finally, we believe that our non-GAAP EPS range will be between $0.75 and $0.85 per diluted share and we expect the range for GAAP EPS will be between $0.30 and $0.40 cents per diluted share.
2010 Guidance

	Current	Previous
Revenues	$430M — $450M	$465M — $480M

Non-GAAP Gross Margin %	mid 60’s	mid to high 60’s

Non-GAAP Diluted EPS *	$0.75 — $0.85	$0.85 — $1.00

GAAP Diluted EPS	$0.30 — $0.40	N/A **

*	Current guidance excludes $15M of estimated stock-based compensation, $28M of estimated amortization of intangible assets and acquisition-related expenses, (net of the associated tax impact related to all of the adjustments above of approximately $13M) which are included in GAAP EPS. These non-GAAP adjustments after tax represent approximately $0.45 per share.

**	GAAP Diluted EPS was not previously provided.
“Live” Webcast and Replay
Tekelec will host a live webcast of its conference call on Thursday, August 5, 2010, at 8:00 a.m. EDT to discuss second quarter 2010 results and certain forward-looking information concerning management’s outlook for the business. To access the webcast, visit Tekelec’s web site located at www.tekelec.com, enter the Investor Relations section and click on the webcast icon. A webcast replay will be available at approximately 11:00 a.m. EDT on Thursday, August 5, 2010, and for 90 days thereafter. The Company also plans to provide on its web site prior to the commencement of the call certain GAAP and non-GAAP information (including GAAP to non-GAAP reconciliations) for the quarterly and year to date periods.
Telephone Replay
A telephone replay of the call will also be available for one week after the live webcast by calling either (800) 642-1687 or (706) 645-9291, and entering the conference ID #86948163.
Non-GAAP Information
Certain non-GAAP financial measures are included in this press release. In the calculation of these measures, Tekelec generally excludes certain items such as amortization of acquired intangibles, restructuring and other charges, non-cash stock-based compensation charges, and unusual, non-recurring gains and charges. Tekelec believes that excluding such items provides investors and
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management with a representation of the Company’s core operating performance and with information useful in assessing its prospects for the future and underlying trends in Tekelec’s operating expenditures and continuing operations. Management uses such non-GAAP measures to (i) evaluate financial results, (ii) manage the Company’s operations, and (iii) establish operational goals. Further, each of the individual non-GAAP measures is utilized by the Company’s management and board of directors to assist in determining incentive compensation and evaluating key trends within the business. In addition, since the Company has historically reported non-GAAP measures to the investment community, the Company believes the inclusion of this information provides consistency in our financial reporting. The release and the attachments to this release provide a reconciliation of each of the non-GAAP measures referred to in this release to the most directly comparable GAAP measure. The non-GAAP financial measures are not meant to be considered a substitute for the corresponding GAAP financial measures.
Forward-Looking Statements
Certain statements made in this press release are forward-looking, reflect the Company’s current intent, belief or expectations and involve certain risks and uncertainties. The Company’s actual future performance may differ materially from such expectations as a result of important risk factors, which include, in addition to those identified in the Company’s 2009 Form 10-K, 2010 First and Second Quarter Forms 10-Q and its other filings with the Securities and Exchange Commission, the current or further detrimental changes in general economic, social, or political conditions in the countries in which we operate including the impact of credit availability and currency fluctuations on overall capital spending by our customers, our ability to gain the benefits we expect from the acquisitions of Blueslice and Camiant, risks related to our international sales, markets and operations, including among others, import regulations, limited intellectual property protection, including protection of our software source code, increased costs and potential liabilities related to compliance with current and future security provisions in customer contracts and regulations, and security restrictions and access requirements imposed by governments, including in particular the government of India, the timeliness and functional competitiveness of our product releases, the timing and size of any decline in demand for our SS7-based products, the timing and size of any increase in demand for our performance management, SIP, Diameter, policy and subscriber database products, the risk of infringing on, and litigating with others regarding their intellectual property rights, the timing of our recognition of revenues, the extent to which any customer outsourcing to our competitors or supplier consolidation increases the influence of competitors on our customers’ purchases, our ability to compete with other manufacturers that have lower cost bases than ours, are partially supported by foreign governments, and/or employ unfair trade practices, our ability to protect intellectual property rights, our ability to maintain OEM, partner, reseller, and vendor support and supply relationships, and changes in the market price of the Company’s common stock. The Company undertakes no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.
About Tekelec
Tekelec, the session and mobile data management company, enables billions of people and devices to surf, talk, and text. Our solutions allow service providers to dynamically manage network resources and services, while providing end users with a consistent and personalized customer experience. We handle the complexity of today’s multi-generational and multi-vendor networks by enabling devices, protocols, services, and databases to securely and efficiently communicate with each other. Tekelec has more than 30 offices around the world serving more than 300 customers in more than 100 countries. For more information, please visit www.tekelec.com.
Contact:
Joanne Latham | Director, Marketing Communications
(o) +1.919.653.9655 | joanne.latham@tekelec.com
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TEKELEC
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (1)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
	(Thousands, except per share data)
Revenues	$109,507	$114,183	$225,498	$230,841
Cost of sales:
Cost of goods sold	36,586	36,364	75,190	76,713
Amortization of intangible assets	3,967	1,515	5,500	3,032

Total cost of sales	40,553	37,879	80,690	79,745

Gross profit	68,954	76,304	144,808	151,096

Operating expenses:
Research and development	21,763	25,551	44,572	51,403
Sales and marketing	18,229	17,110	35,666	34,406
General and administrative	12,807	13,717	25,957	27,140
Amortization of intangible assets	1,021	315	1,251	633
Acquisition-related expenses	2,484	—	2,484	—

Total operating expenses	56,304	56,693	109,930	113,582

Income from operations	12,650	19,611	34,878	37,514

Other income (expense), net	(914)	(2,632)	(1,859)	(2,621)
Income from operations before provision for income taxes	11,736	16,979	33,019	34,893
Provision for income taxes	2,314	7,226	9,879	12,775

Net income	$9,422	$9,753	$23,140	$22,118

Earnings per share:
Basic	$0.14	$0.15	$0.34	$0.33
Diluted	0.14	0.14	0.34	0.33

Weighted average number of shares outstanding:
Basic	68,374	66,744	68,005	66,514
Diluted	68,946	67,502	68,856	67,185

(1)	We operate under a thirteen-week calendar quarter. For financial statement presentation purposes, the reporting periods are referred to as ended on the last day of the calendar quarter. The accompanying Unaudited Condensed Consolidated Statements of Operations are for the thirteen and twenty-six weeks ended July 2, 2010 and July 3, 2009.
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TEKELEC
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,(1)	December 31,
	2010	2009
	(Thousands, except share data)
ASSETS
Current assets:
Cash and cash equivalents	$226,291	$277,259
Trading securities, at fair value	—	81,788
Put right, at fair value	—	11,069
Accounts receivable, net	138,346	157,369
Inventories	28,246	23,353
Income taxes receivable	—	1,617
Deferred income taxes, current	44,354	66,758
Deferred costs and prepaid commissions	45,768	56,645
Prepaid expenses	6,319	7,007
Other current assets	5,846	1,943

Total current assets	495,170	684,808
Property and equipment, net	35,500	35,267
Deferred income taxes, net, noncurrent	46,236	39,153
Other assets	1,328	1,661
Goodwill	134,119	42,102
Intangible assets, net	107,889	31,017

Total assets	$820,242	$834,008

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$32,952	$28,114
Accrued expenses	19,639	25,372
Accrued compensation and related expenses	18,995	40,980
Current portion of deferred revenues	125,961	149,065
Income taxes payable, current	2,161	—

Total current liabilities	199,708	243,531

Deferred income taxes, non current	8,338	5,477
Long-term portion of deferred revenues	5,471	5,590
Other long-term liabilities	5,346	4,863

Total liabilities	218,863	259,461

Commitments and Contingencies

Shareholders’ equity:
Common stock, without par value, 200,000,000 shares authorized; 68,456,639 and 67,382,600 shares issued and outstanding, respectively	345,030	330,909
Retained earnings	264,960	241,820
Accumulated other comprehensive income (loss)	(8,611)	1,818

Total shareholders’ equity	601,379	574,547

Total liabilities and shareholders’ equity	$820,242	$834,008

(1)	We operate under a thirteen-week calendar quarter. For financial statement presentation purposes, the reporting periods are referred to as ended on the last day of the calendar quarter. The accompanying Unaudited Condensed Consolidated Balance Sheet is as of July 2, 2010.
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TEKELEC
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended June 30,(1)
	2010	2009
	(Thousands)
Cash flows from operating activities:
Net income	$23,140	$22,118
Adjustments to reconcile net income to net cash provided by operating activities:
Impairment of investment in privately-held company	—	2,758
Gain on investments carried at fair value, net	(118)	(1,435)
Provision for doubtful accounts and sales returns	244	185
Provision for warranty	(347)	5,000
Inventory write downs	2,176	1,207
Loss on disposals of fixed assets	13	54
Depreciation	8,258	9,358
Amortization of intangible assets	6,751	3,665
Amortization, other	424	375
Deferred income taxes	4,080	5,877
Stock-based compensation	6,943	6,973
Excess tax benefits from stock-based compensation	(861)	(544)
Changes in operating assets and liabilities:
Accounts receivable	18,333	46,101
Inventories	(6,980)	(8,168)
Deferred costs	10,474	11,133
Prepaid expenses	568	1,175
Other current assets	(1,102)	44
Accounts payable	(755)	3,947
Accrued expenses	(5,525)	(10,663)
Accrued compensation and related expenses	(22,555)	(14,219)
Deferred revenues	(26,151)	(43,858)
Income taxes receivable	1,617	(777)
Income taxes payable	2,608	(5,725)

Total adjustments	(1,905)	12,463

Net cash provided by operating activities — continuing operations	21,235	34,581
Net cash used in operating activities — discontinued operations	—	(184)

Net cash provided by operating activities	21,235	34,397

Cash flows from investing activities:
Proceeds from sales and maturities of investments	92,975	5,500
Acquisition of Camiant and Blueslice, net of cash acquired	(161,953)	—
Purchases of property and equipment	(7,523)	(12,138)

Net cash used in investing activities	(76,501)	(6,638)

Cash flows from financing activities:
Proceeds from issuance of common stock	9,863	5,987
Payments of net share-settled payroll taxes related to equity awards	(2,685)	(1,660)
Excess tax benefits from stock-based compensation	861	544

Net cash provided by financing activities	8,039	4,871

Effect of exchange rate changes on cash	(3,741)	834

Net change in cash and cash equivalents	(50,968)	33,464
Cash and cash equivalents, beginning of period	277,259	209,441

Cash and cash equivalents, end of period	$226,291	$242,905

(1)	We operate under a thirteen-week calendar quarter. For financial statement presentation purposes, the reporting periods are referred to as ended on the last day of the calendar quarter. The accompanying Unaudited Condensed Consolidated Statements of Cash Flows are for the twenty-six weeks ended July 2, 2010 and July 3, 2009.
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TEKELEC
RECONCILIATIONS OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
for the Three Months Ended June 30, 2010 and 2009 (7)

	2010		2009
		% of		% of
	Amount	revenues	Amount	revenues
	(Thousands, except percentages)
Gross margins	$68,954	63%	$76,304	67%
Adjustments:
Amortization of intangible assets (1)	3,967	4%	1,515	1%
Stock Based Compensation (2)	313	0%	272	0%
Acquisition related cash bonus(3)	65	0%	—	0%

Non-GAAP gross margins	$73,299	67%	$78,091	68%

	2010		2009
		% of		% of
	Amount	revenues	Amount	revenues
	(Thousands, except percentages)
Operating margins	$12,650	12%	$19,611	17%
Adjustments:
Amortization of intangible assets(1)	4,988	5%	1,830	2%
Stock Based Compensation (2)	3,647	3%	3,661	3%
Acquisition related cash bonus(3)	1,096	1%	220	0%
Acquisiton related expenses-other(4)	2,484	2%	—	0%

Non-GAAP operating margins	$24,865	23%	$25,322	22%

	2010		2009
		per diluted		per diluted
	Amount	share	Amount	share
	(Thousands, except per share data)
Net income	$9,422	0.14	$9,753	$0.14
Adjustments:
Amortization of intangible assets(1)	4,988	0.07	1,830	0.03
Stock Based Compensation (2)	3,647	0.05	3,661	0.05
Acquisition related cash bonus(3)	1,096	0.02	220	0.00
Acquisiton related expenses-other(4)	2,484	0.04	—	—
Impairment of investment in privately-held company(5)	—	—	2,758	0.04
Provision for income taxes (6)	(4,249)	(0.06)	(1,417)	(0.02)

Non-GAAP net income	$17,388	$0.25	$16,805	$0.25

Weighted average number of shares outstanding:
Basic		68,374		66,744
Diluted		68,946		67,502

(1)	The adjustments represent the amortization of purchased technology and other intangibles related to acquired companies.

(2)	The adjustments represent stock-based compensation expense recognized related to awards of stock options, restricted stock or restricted stock units or stock appreciation rights granted under our equity incentive plans and stock purchase rights granted under our employee stock purchase plan.

(3)	The adjustment represents: (i) consideration payable to former Camiant employees for options not assumed in the merger; (ii) bonuses for certain Blueslice employees contingent upon their continued employment and the achievement of individual integration related milestones and (iii) consideration payable to Estacado that is contingent upon the continued employment of certain former Estacado employees by Tekelec.

(4)	The adjustment represents professional fees, travel and other costs associated with our acquisition of Camiant and Blueslice.

(5)	The adjustment represents an impairment charge as a result of a decline in the estimated fair value as compared to historical cost for one of our investments in privately held companies.

(6)	The adjustment represents the income tax effect of footnotes (1), (2), (3), (4) and (5) in order to reflect our non-GAAP effective tax rate of 27% and 34% for 2010 and 2009, respectively.

(7)	We operate under a thirteen-week calendar quarter. For financial statement presentation purposes, the reporting periods are referred to as ended on the last day of the calendar quarter. The accompanying Reconciliations of Selected GAAP measures to non-GAAP measures are for the thirteen weeks ended July 2, 2010 and July 3, 2009.
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TEKELEC
RECONCILIATIONS OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
for the Six Months Ended June 30, 2010 and 2009 (7)

	2010		2009
		% of		% of
	Amount	revenues	Amount	revenues
	(Thousands, except percentages)
Gross margins	$144,808	64%	$151,096	65%
Adjustments:
Amortization of intangible assets(1)	5,500	2%	3,032	1%
Stock Based Compensation (2)	665	0%	498	0%
Acquisition related cash bonus(3)	65	0%	—	0%

Non-GAAP gross margins	$151,038	67%	$154,626	67%

	2010		2009
		% of		% of
	Amount	revenues	Amount	revenues
	(Thousands, except percentages)
Operating margins	$34,878	15%	$37,514	16%
Adjustments:
Amortization of intangible assets(1)	6,751	3%	3,665	2%
Stock Based Compensation (2)	6,943	3%	6,973	3%
Acquisition related cash bonus(3)	1,169	1%	440	0%
Acquisiton related expenses-other(4)	2,484	1%	—	0%

Non-GAAP operating margins	$52,225	23%	$48,592	21%

	2010		2009
		per diluted		per diluted
	Amount	share	Amount	share
	(Thousands, except per share data)
Net income	$23,140	$0.34	$22,118	$0.33
Adjustments:
Amortization of intangible assets (1)	6,751	0.10	3,665	0.05
Stock Based Compensation (2)	6,943	0.10	6,973	0.10
Acquisition related cash bonus(3)	1,169	0.02	440	0.01
Acquisiton related expenses-other(4)	2,484	0.04	—	—
Impairment of investment in privately-held company(5)	—	—	2,758	0.04
Provision for income taxes (6)	(5,137)	(0.07)	(3,111)	(0.05)

Non-GAAP net income	$35,350	$0.51	$32,843	$0.49

Weighted average number of shares outstanding:
Basic		68,005		66,514
Diluted		68,856		67,185

(1)	The adjustments represent the amortization of purchased technology and other intangibles related to acquired companies.

(2)	The adjustments represent stock-based compensation expense recognized related to awards of stock options, restricted stock or restricted stock units or stock appreciation rights granted under our equity incentive plans and stock purchase rights granted under our employee stock purchase plan.

(3)	The adjustment represents: (i) consideration payable to former Camiant employees for options not assumed in the merger; (ii) bonuses for certain Blueslice employees contingent upon their continued employment and the achievement of individual integration related milestones and (iii) consideration payable to Estacado that is contingent upon the continued employment of certain former Estacado employees by Tekelec.

(4)	The adjustment represents professional fees, travel and other costs associated with our acquisition of Camiant and Blueslice.

(5)	The adjustment represents an impairment charge as a result of a decline in the estimated fair value as compared to historical cost for one of our investments in privately held companies.

(6)	The adjustment represents the income tax effect of footnotes (1), (2), (3),(4) and (5) in order to reflect our non-GAAP effective tax rate of 30% and 33% for 2010 and 2009, respectively.

(7)	We operate under a thirteen-week calendar quarter. For financial statement presentation purposes, the reporting periods are referred to as ended on the last day of the calendar quarter. The accompanying Reconciliations of Selected GAAP Measures to non-GAAP measures are for the twenty-six weeks ended July 2, 2010 and July 3, 2009.
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